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                                                                   EXHIBIT 23.8

                   CONSENT OF MINE RESERVES ASSOCIATES, INC.

We hereby consent to references to our name and to any analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited (the "Company") which are set forth in the registration statement on Form S-1 filed by the Company with the Securities Exchange Commission ("Commission") on August 29, 1997 or in any related abbreviated registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                          /s/ Donald C. Elkin
                                          -------------------------
                                          Donald C. Elkin
                                          Principal Geological Engineer
                                          Mine Reserves Associates, Inc.

Wheat Ridge, Colorado
August 27, 1997